Exhibit 99.1

From: EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

FOR RELEASE at 9:00AM EST on Thursday June 21, 2018

EnviroStar, Inc. to Acquire Scott Equipment, Inc.

Miami, Florida – June 21, 2018 – EnviroStar, Inc. (NYSE American: EVI) announced today that it executed a definitive purchase agreement to acquire substantially all the assets and certain liabilities of Houston, Texas based Scott Equipment, Inc. for $13.0 million, 50% of which will be paid in cash and 50% in EVI common stock. The addition of Scott Equipment to EVI’s existing Dallas operations is expected to result in over $50 million of revenues derived primarily in the State of Texas by 19 sales professionals, supported by 32 service professionals, and serving over 3,000 on premise laundry (OPL) and vended laundry customers.

Scott Equipment is one of Houston’s leading distributors of OPL and vended laundry products and providers of related installation and maintenance services, which since its inception has been under the continuous ownership and leadership of John and Scott Martin. Scott Martin, President of Scott Equipment said: “Joining EVI will provide us opportunities to offer more products and services to our OPL and vended laundry customers and facilitate growth opportunities in the large commercial and institutional laundry segments across the State of Texas and Southern Louisiana. Ultimately, EVI represented the industry’s best solution for long-term growth of our business and new opportunities for our valued employees.”

Consistent with EVI’s operating philosophy, Scott Equipment will operate as a subsidiary of EVI from its present locations, under its existing leadership, with all its employees, and conduct business as it has historically. Henry M. Nahmad, EVI’s Chairman and Chief Executive Officer, commented: “John Martin, Scott Martin, and the Scott Equipment team built a successful laundry distribution and service business by creating deep personal relationships with their customers and delivering them high-quality laundry solutions time and again. We welcome Scott Martin and his distinguished team of employees to the EVI Family and we look forward to working with them and our valued suppliers in the pursuit of growth in the years ahead.”

The transaction is expected to close upon the satisfaction of closing conditions. EVI expects the addition of Scott Equipment to be accretive to its fiscal year ended June 30, 2019.

About EnviroStar

EnviroStar, Inc. is a distributor of commercial, industrial, and vended laundry products and industrial boilers, including related parts and supplies. Through its subsidiaries, EVI sells its products and provides installation and maintenance services to thousands of customers across the United States, the Caribbean, and Latin America. EVI seeks to grow its North American market share through the execution of its buy-and-build strategy. In that pursuit, EVI intends to focus on buying market-leading laundry and commercial cleaning products businesses, and building them through the implementation of a growth culture that focuses on adding new locations, offering a more expansive and complimentary product line, and delivering a vast array of technical services.

Forward-Looking Statements

Except for the historical matters contained herein, statements in this press release are forward- looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EnviroStar, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, that the proposed acquisition of Scott Equipment may not be accretive to EnviroStar’s earnings or otherwise have a positive impact on EnviroStar’s operating results or financial condition to the extent anticipated or at all, integration risks, risks related to the business, operations and prospects of Scott Equipment and EnviroStar’s plans with respect thereto, the risk that the conditions to closing the proposed acquisition may not be satisfied and that the proposed acquisition may not otherwise be consummated when expected, in accordance with the contemplated terms, or at all, and the risks related to EnviroStar’s operations, results, financial condition, financial resources, and growth strategy, including EnviroStar’s ability to find and complete other acquisition opportunities, and the impact of any such acquisitions on EnviroStar’s operations, results and financial condition. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in EnviroStar’s filings with the Securities and Exchange Commission, including, without limitation, those disclosed in the “Risk Factors” section of EnviroStar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC on September 28, 2017. Many of these risks and factors are beyond EnviroStar’s control. In addition, past performance and perceived trends may not be indicative of future results. EnviroStar cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward- looking statement, which speaks only as of the date made. EnviroStar does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.